Exhibit 5.1

May 18, 2016

South Jersey Industries, Inc.
1 South Jersey Plaza
 Folsom, NJ  08037

Re:	South Jersey Industries, Inc. Registration Statement on Form S-3 (File No. 333-211259)

Ladies and Gentlemen:

I, as Senior Vice President, General Counsel and Corporate Secretary of South Jersey Industries, Inc., a New Jersey corporation (the “Company”),  have examined the Registration Statement on Form S-3, File No. 333-211259, as amended (the “Registration Statement”), of the Company, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 8,050,000 shares of the Company’s common stock, par value $1.25 per share (the “Shares”).

In arriving at the opinion expressed below, I have examined originals, or copies certified or otherwise identified to my satisfaction as being true and complete copies of the originals, of specimen Common Stock certificates and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as I have deemed necessary or advisable to enable me to render the opinion set forth below.  In my examination, I have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, I am of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Validity of the common stock” and “Validity of the securities” in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gina M. Merritt-Epps